Exhibit 99.1

Chittenden Corporation 2 Burlington Square P.O. Box 820 Burlington, Vermont 05402-0820 802-658-4000	Kirk W. Walters (802) 660-1561

For Immediate Release

September 12, 2005	101/05

CHITTENDEN TO PRESENT AT THE LEHMAN BROTHERS 2005 FINANCIAL SERVICES CONFERENCE.

Burlington, VT — Chittenden Corporation (NYSE:CHZ) announced today that Paul Perrault, President and Chief Executive Officer, and Kirk Walters, Executive Vice President and Chief Financial Officer, will be speaking at the Lehman Brothers 2005 Financial Services Conference on Tuesday, September 13th. Chittenden is scheduled to make its presentation at 4:35 pm. Interested parties can access Chittenden’s presentation through an audio web link on the Corporation’s website, by clicking on “webcasts”. The conference will be held at The Hilton New York.

The Company may answer one or more questions concerning business and financial developments and trends and other business and financial matters affecting the Company, some of the responses to which may contain information that has not previously been disclosed.

Chittenden is a bank holding company headquartered in Burlington, Vermont. Through its subsidiary banks1, the Company offers a broad range of financial products and services to customers throughout Northern New England and Massachusetts, including deposit accounts and services; commercial, and consumer loans; insurance; and investment and trust services to individuals, businesses, and the public sector. Chittenden Corporation news releases, including earnings announcements, are available on the Company’s website.

[1]	Chittenden’s subsidiaries are Chittenden Trust Company, The Bank of Western Massachusetts, Flagship Bank and Trust Company, Maine Bank & Trust Company, and Ocean National Bank. Chittenden Bank also operates under the name Chittenden Bank, Chittenden Services Group, Mortgage Service Center, and it owns Chittenden Insurance Group, and Chittenden Securities, Inc.